FINANCIAL NEWS

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4000
InvestorRelations@cirrus.com

Cirrus Logic Receives Confirmation of Compliance with Nasdaq Listing Requirements

AUSTIN, Texas – April 23, 2007 – Cirrus Logic Inc. (Nasdaq: CRUS) today announced that a Nasdaq Listing Qualifications Panel has notified the company that it has regained compliance with the continued listing requirement of Nasdaq Marketplace Rule 4310(c)(14) related to the filing of periodic reports with the U.S. Securities and Exchange Commission and has demonstrated compliance with all other Nasdaq Marketplace Rules. Accordingly, the panel has determined that Cirrus Logic’s common stock will continued to be listed on the Nasdaq Global Select Market.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

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Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.